EXHIBIT 11.1

                       booktech.com, inc. and Subsidiary

                    Computation of Net Loss Per Common Share

 For the Year Ended December 31, 2000, the Five Months Ended December 31, 1999
                        and the Year Ended July 31, 1999

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                                                                           Five Months
                                                           Year Ended         Ended
                                                          December 31,     December 31,       Year Ended
                                                              2000             1999         July 31, 1999
                                                          ------------     ------------     -------------
BASIC NET LOSS PER COMMON SHARE:
Net loss attributable to common stockholders ...........  $ (8,194,279)    $ (1,060,646)    $ (2,182,431)
                                                          ------------     ------------     ------------
Weighted average number of common shares outstanding:
     Common Stock ......................................    16,123,291        6,921,001        6,016,552
                                                          ------------     ------------     ------------

Basic net loss per common share ........................  $       (.51)    $       (.15)    $       (.36)
                                                          ============     ============     ============

DILUTED NET LOSS PER COMMON SHARE:
Net loss attributable to common stockholders ...........  $ (8,194,279)    $ (1,060,646)    $ (2,182,431)
                                                          ------------     ------------     ------------
Weighted average number of common shares outstanding:
     Common Stock ......................................    16,123,291        6,921,001        6,016,552
     Effect of Potentially dilutive common shares ......          --               --               --
                                                          ------------     ------------     ------------
          Total ........................................    16,123,291        6,921,001        6,016,552
                                                          ------------     ------------     ------------

     Diluted net loss per common share .................  $       (.51)    $       (.15)    $       (.36)
                                                          ============     ============     ============

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